UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2026

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.
Appointment of Shannon Demus to Board of Directors
On February 13, 2026, the Board of Directors (the “Board”) of Skillz Inc. (the “Company”) appointed Shannon Demus to the Board, effective immediately. Ms. Demus has served as Chief Financial Officer – Americas since March 2023 at Light & Wonder (ASX: LNW) (formerly Scientific Games), a developer of content, hardware, and systems for land‑based casinos, digital gaming, and mobile applications. Prior to that, Ms. Demus served as Vice President of Finance at Light and Wonder from August 2021 to March 2023. Prior to joining Light & Wonder, Ms. Demus held financial roles at Aristocrat Technologies (ASX: ALL) and MGM Resorts International (NYSE: MGM). Ms. Demus holds an M.B.A. from the UCLA Anderson School of Management and a B.S. in Business Administration from USC’s Marshall School of Business. Ms. Demus also serves as a board member and corporate officer for United Way of Southern Nevada (UWSN).
Also, on February 13, 2026 , the Board appointed Ms. Demus to the Audit Committee, effective immediately. The Board affirmatively determined that Ms. Demus (i) is an independent director under the applicable rules of the New York Stock Exchange and as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and (ii) meets all applicable requirements for membership on the Audit Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Nikul Patel
	Name:	Nikul Patel
	Title:	Interim General Counsel
Date: February 17, 2026